As filed with the Securities and Exchange Commission on December 2, 2009
Registration No. 333-162373

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RINO International Corporation
(Exact name of Registrant as specified in its charter)

Nevada		26-4551943
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, 116110 People's Republic of China +86-411-8766-2700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

United Corporate Services, Inc. c/o Capital Corporate Services 202 South Minnesota Street Carson City, Nevada 89703 775-884-0490
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jenny Y. Liu Chief Financial Officer RINO International Corporation 11 Youquan Road, Zhanqian Street Jinzhou District, Dalian, 116100 People's Republic of China +86-411-8766-2700
Carmen Chang, Esq.
Don S. Williams, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
88 Century Boulevard
3801 Jin Mao Tower
Shanghai 200121, People's Republic of China
+86- (21) 6165-1700

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  No. 333-162373

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12-b-2 of the Exchange Act.  (Check one):

Large Accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)(2)		Proposed Maximum Offering Price Per Security		Proposed Maximum Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share (3)	—		—		—	—
Preferred Stock, $0.0001 par value per share (3)	—		—		—	—
Depository Shares (3)	—		—		—	—
Warrants (4)	—		—		—	—
Debt Securities
Total (5)	$29,985,000	(5)	100	%(6)	$29,985,000	$1,674	(7)

(1) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount at maturity as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of the initial offering.
(2) Does not include an aggregate of $150,000,000 of common stock, preferred stock, depositary shares, warrants and debt securities registered by RINO International Corporation on a registration statement on Form S-3 (File No. 333-162373) that was declared effective by the Securities and Exchange Commission on November 25, 2009.  The registrant has estimated the amount to be registered and the proposed maximum offering price solely for the purpose of a calculating the registration fee pursuant to Rule 457(o).  Exclusive of accrued interest, if any, on the debt securities.  The amount is not specified as to each class of security pursuant to General Instruction I.D. of Form S-3 under the Securities Act.
(3) In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock, preferred stock or depositary shares as may be issued upon conversion or exchange of the securities issued directly hereunder.  No separate consideration will be received for any shares of common stock, preference stock or depositary shares so issued upon conversion or exchange.
(4) Include warrants to purchase common stock, warrants to purchase preferred stock; warrants to purchase depository shares; and warrants to purchase debt securities.
(5) The proposed maximum offering price per security will be determined by us in connection with the issuance of the securities.  In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $29,985,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.  The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(6) We will determine the proposed maximum offering price per security in connection with the issuance of the securities and it is not specified as to each class of security pursuant to General Instruction I.D. of Form S-3 under the Securities Act.
(7) Calculated pursuant to Rule 457(o) under the Securities Act.

TABLE OF CONTENTS

Page

EXPLANATORY NOTE	3
SIGNATURES	4
EXHIBIT INDEX	5

EX-5.1: OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

EX-5.2: OPINION OF HOLLAND & HART LLP

EX-23.1(a) and (b): CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

EX-23.2: CONSENT OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION (INCLUDED IN EXHIBIT 5.1)

EX-23.3: CONSENT OF HOLLAND & HART LLP (INCLUDED IN EXHIBIT 5.2)

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-162373) declared effective on November 25, 2009 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $29,985,000.  The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dalian, Province of Liaoning, People’s Republic of China, on December 1, 2009.

RINO International Corporation

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer (Principal ExecutiveOfficer)

By:	/s/ Jenny Y. Liu
Jenny Y. Liu
Chief Financial Officer (Principal Financial Officer)

By:	/s/ Yu Li
Yu Li
Controller (Principal Accounting Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zou Dejun and Jenny Y. Liu, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ZOU DEJUN	Director	December 1, 2009
Zou Dejun

/s/ QIU JIANPING	Chairman of the Board	December 1, 2009
Qiu Jianping

/s/ ZHANG WEIGUO	Director	December 1, 2009
Zhang Weiguo

/s/ QUAN XIE	Director	December 1, 2009
Quan Xie

	Director	December 1, 2009
Kennith Johnson

EXHIBIT INDEX

Exhibit No.	Description

5.1	OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

5.2	OPINION OF HOLLAND & HART LLP

23.1(a) and (b)	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

23.2	CONSENT OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION (INCLUDED IN EXHIBIT 5.1)

23.3	CONSENT OF HOLLAND & HART LLP (INCLUDED IN EXHIBIT 5.2)